EXHIBIT 99.1

                        LIGHTFOOT PRECISION CONTROL, INC.
                              Financial Statements
                   YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
              FOUR MONTHS ENDED APRIL 30, 2003 AND 2002 (UNAUDITED)




                          INDEX TO FINANCIAL STATEMENTS


Independent auditors' report                                            1

Financial statements:

    Balance sheets                                                      2

    Statements of operations                                            3

    Statements of changes in stockholders' deficit                      4

    Statements of cash flows                                            5

    Notes to financial statements                                    6-14

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Lightfoot Precision Control, Inc.

We have audited the accompanying balance sheet of Lightfoot Precision Control, Inc. as of December 31, 2002, and the related statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightfoot Precision Control, Inc. as of December 31, 2002, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company reported a net loss of $540,440 for the year ended December 31, 2002, and a stockholders' deficit of $1,053,157 as of December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
June 13, 2003

                        LIGHTFOOT PRECISION CONTROL, INC.

                                 BALANCE SHEETS


                                     ASSETS

                                                         DECEMBER 31,        APRIL 30,
                                                             2002              2003
                                                      -----------------  ----------------
                                                                            (Unaudited)
Current assets:
  Cash                                                 $         3,675    $        2,726
  Restricted cash (Note 6)                                      74,173           100,468
  Accounts receivable, net  (Note 3)                           447,637           435,560
  Inventories                                                    9,800            42,000
  Advances to employees (Note 5)                                47,402            42,611
  Prepaid expenses and other assets                             34,428            17,119
                                                      -----------------  ----------------

      Total current assets                                     617,115           640,484
                                                      -----------------  ----------------

Property and equipment, net (Note 4)                           156,639           171,336
                                                      -----------------  ----------------

                                                       $       773,754    $      811,820
                                                      =================  ================

 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Bank overdraft                                       $        45,665    $       43,687
  Bank credit facility (Note 6)                                730,705           807,755
  Current portion of long-term debt
   (Note 7)                                                    426,054           394,311
  Current portion of obligations under capital leases
   (Note 8)                                                      6,536             8,934
  Accounts payable                                             487,379           653,743
  Accrued expenses                                              60,611            73,668
                                                      -----------------  ----------------

      Total current liabilities                              1,756,950         1,982,098
                                                      -----------------  ----------------

Long-term debt, net of current portion
 (Note 7)                                                       59,046            64,511
Obligations under capital leases, net of current
 portion (Note 8)                                               10,915            13,420
                                                      -----------------  ----------------

                                                                69,961            77,931
                                                      -----------------  ----------------

      Total liabilities                                      1,826,911         2,060,029
                                                      -----------------  ----------------

Commitments and contingencies (Note 8)

Stockholders' deficit:
  Common stock, $1.00 par value; 100,000 shares
   authorized;
    1,000 shares issued and outstanding                          1,000             1,000
  Accumulated deficit                                         (750,231)         (920,342)
  Advances to officers/stockholders and related
   parties (Note 5)                                           (303,926)         (328,867)
                                                      -----------------    --------------

      Total stockholders' deficit                           (1,053,157)       (1,248,209)
                                                      -----------------  ----------------

                                                       $       773,754    $      811,820
                                                      =================  ================

                  See notes to financial statements.

                        LIGHTFOOT PRECISION CONTROL, INC.

                            STATEMENTS OF OPERATIONS


                                                     YEARS ENDED              FOUR MONTHS ENDED
                                                     DECEMBER 31,                 APRIL 30,
                                              --------------------------  --------------------------

                                                  2001          2002          2002          2003
                                              ------------  ------------  ------------  ------------
                                                                           (Unaudited)   (Unaudited)

Net sales                                     $ 1,816,965   $ 1,149,920   $   389,356   $   434,126
Cost of sales                                   1,475,814     1,069,065       292,614       376,132
                                              ------------  ------------  ------------  ------------

Gross profit                                      341,151        80,855        96,742        57,994
Service revenues                                1,003,741     1,080,846       372,437       394,523
                                              ------------  ------------  ------------  ------------

Total                                           1,344,892     1,161,701       469,179       452,517
                                              ------------  ------------  ------------  ------------

General and administrative expenses             1,250,226     1,590,154       515,066       589,366
                                              ------------  ------------  ------------  ------------

Income (loss) from operations                      94,666      (428,453)      (45,887)     (136,849)
                                              ------------  ------------  ------------  ------------

Other income (expense):
     Interest income                                1,006           553           111             7
     Interest expense                            (113,245)     (112,540)      (34,847)      (33,269)
     Other                                         (5,791)
                                              ------------   -----------  ------------  ------------

                                                 (118,030)     (111,987)      (34,736)      (33,262)
                                              ------------  ------------  ------------  ------------

Net loss                                      $   (23,364)  $  (540,440)  $   (80,623)  $  (170,111)
                                              ============  ============  ============  ============

                  See notes to financial statements.

                        LIGHTFOOT PRECISION CONTROL, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT


                                                                                     Advances to
                                                                                      officers/
                                                                                     stockholders
                                                        Common stock                     and
                                                                        Accumulated   related
                                                      Shares   Amount     deficit      parties      Total
                                                     -------- --------- ----------- ------------ ------------

Balances at January 1, 2001                            1,000  $  1,000  $ (186,427) $  (156,743) $  (342,170)

Net advances to officers/stockholders
  and related parties (Note 5)                                                         (122,417)    (122,417)

Net loss                                                                   (23,364)                  (23,364)
                                                     -------- --------- ----------- ------------ ------------

Balances at December 31, 2001                          1,000     1,000    (209,791)    (279,160)    (487,951)

Net advances to officers/stockholders
  and related parties (Note 5)                                                          (24,766)     (24,766)

Net loss                                                                  (540,440)                 (540,440)
                                                     -------- --------- ----------- ------------ ------------

Balances at December 31, 2002                          1,000     1,000    (750,231)    (303,926)  (1,053,157)

Net advances to officers/stockholders
  and related parties (unaudited)
  (Note 5)                                                                              (24,941)     (24,941)

Net loss (unaudited)                                                      (170,111)                 (170,111)
                                                     -------- --------- ----------- ------------ ------------

Balances at April 30, 2003
  (unaudited)                                          1,000  $  1,000  $ (920,342) $  (328,867) $(1,248,209)
                                                     ======== ========= =========== ============ ============

                  See notes to financial statements.

                        LIGHTFOOT PRECISION CONTROL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED                   FOUR MONTHS
                                                                      DECEMBER 31,                ENDED APRIL 30,
                                                             ----------------------------- -----------------------------

                                                                 2001           2002           2002           2003
                                                             -------------- -------------- -------------- --------------
                                                                                             (Unaudited)    (Unaudited)
Cash flows from operating activities:
   Net loss                                                   $    (23,364)  $   (540,440)  $    (80,623)  $   (170,111)
                                                             -------------- -------------- -------------- --------------
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
        Depreciation and amortization                               56,556         51,902         16,168         16,588
        Provision for bad debts                                     44,340         34,490
        Changes in operating assets and liabilities:
           Increase in restricted cash                              (5,345)       (40,331)        (7,500)       (26,295)
           (Increase) decrease in accounts receivable              (29,834)      (108,047)        37,345         12,077
           Increase in inventories                                                 (9,800)                      (32,200)
           (Increase) decrease in advances to employees            (29,355)       (15,074)         3,412          4,791
           (Increase) decrease in prepaid expenses
              and other assets                                      (6,652)       (27,776)         6,652         17,309
           (Decrease) increase in accounts payable                  (2,278)       367,379        216,615        166,364
           Increase (decrease) in accrued expenses                  45,665          3,115        (36,456)        13,057
                                                             -------------- -------------- -------------- --------------

              Total adjustments                                     73,097        255,858        236,236        171,691
                                                             -------------- -------------- -------------- --------------

Net cash provided by (used in) operating activities                 49,733       (284,582)       155,613          1,580
                                                             -------------- -------------- -------------- --------------

Cash flows from investing activities:
   Purchases of property and equipment                             (36,901)          (316)        (1,673)        (3,251)
                                                             -------------- -------------- -------------- --------------

Net cash used in investing activities                              (36,901)          (316)        (1,673)        (3,251)
                                                             -------------- -------------- -------------- --------------

Cash flows from financing activities:
   Increase (decrease) in bank overdraft                            72,201        (99,769)      (100,990)        (1,978)
   Net increase (decrease) in bank credit facility                 122,741        417,329        (12,041)        77,050
   Proceeds from long-term debt                                                    60,000
   Payments of long-term debt and capital lease obligations        (81,089)       (68,489)       (33,913)       (49,409)
   Advances to officers/stockholders and
        related parties                                           (172,405)       (84,372)        (8,370)       (27,391)
   Payments on advances to officers/stockholders
        and related parties                                         49,988         59,606                         2,450
                                                             -------------- -------------- -------------- --------------

Net cash (used in) provided by financing activities                 (8,564)       284,305       (155,314)           722
                                                             -------------- -------------- -------------- --------------

Net increase (decrease) in cash                                      4,268           (593)        (1,374)          (949)
Cash, beginning of period                                                           4,268          4,268          3,675
                                                             -------------- -------------- -------------- --------------

Cash, end of period                                           $      4,268   $      3,675   $      2,894   $      2,726
                                                             ============== ============== ============== ==============

Supplemental disclosure of cash flow information:
        Cash paid for interest                                $    113,245   $    111,190   $     34,426   $     32,843
                                                             ============== ============== ============== ==============

Supplemental disclosure of noncash investing and
  financing activity:
   Acquisition of vehicles in exchange for notes
        payable                                               $     94,401   $     35,000   $     15,000   $     20,767
                                                             ============== ============== ============== ==============
   Acquisition of equipment in exchange for
        capital lease obligations                             $      3,483   $     17,145   $      1,451   $      7,267
                                                             ============== ============== ============== ==============

                  See notes to financial statements.

                        LIGHTFOOT PRECISION CONTROL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
              FOUR MONTHS ENDED APRIL 30, 2003 AND 2002 (UNAUDITED)

1. Organization, basis of presentation, going concern and management's plans:

     Organization:

     Lightfoot Precision Control, Inc. ("Precision", or the "Company"), was incorporated in the State of Texas in 1995, and develops and markets electrical controls and automation equipment to energy companies and others, primarily in Texas and Wyoming. The Company's corporate offices are located in Andrews, Texas. The Company's products and services include panel design and construction, SCADA (Supervisory Control and Data Acquisition) systems design and integration, HMI (Human Machine Interface) and PLC (Programmable Logic Controller) programming, radio and cellular communications and complete electrical services. The Company's applications focus on remote data acquisition.

     On April 21, 2003, all of the outstanding common stock of the Company was acquired by American Millennium Corporation, Inc. ("AMCi"), a publicly-traded New Mexico corporation, in exchange for 2.75 million shares of AMCi common stock valued at $357,500. Pursuant to the purchase agreement, if Precision's post-acquisition gross sales exceed $4 million after the closing date through July 31, 2004, AMCi is to issue a three-year warrant to the former stockholders of the Company to purchase up to one million shares of AMCi's common stock, exercisable as follows: $0.25 per share if exercised during the first warrant year; $0.50 per share if exercised during the second warrant year; and $0.75 per share if exercised during the third warrant year. The acquisition was accounted for using the purchase method of accounting. Precision and AMCi agreed to utilize April 30, 2003 as the effective date for consolidating Precision with AMCi. Terms of the purchase agreement also provide for the Company's president to contribute to the Company, land and the building occupied by the Company (Note 8).

     Basis of presentation:

     The accompanying balance sheet as of April 30, 2003, the statements of operations and cash flows for the four months ended April 30, 2003 and 2002, and the statement of changes in stockholders' deficit for the four months ended April 30, 2003, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods have been made. The results of operations for the four months ended April 30, 2003, are not necessarily indicative of operating results for the full year.

     Going concern and management's plans:

     The Company's financial statements for the year ended December 31, 2002 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary course of business. The Company reported a net loss of $540,440 for the year ended December 31, 2002, and has a working capital deficiency of $1,139,835 and a stockholders' deficit of $1,053,157 at December 31, 2002 ($1,341,614 and $1,248,209 at April 30, 2003, unaudited).
     These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The Company has developed plans in conjunction with AMCi, in which the Company intends to refinance and/or pay down existing debt through capital contributions by AMCi. The Company has also implemented certain cost reduction efforts. Management believes that AMCi capital contributions, the Company's cost-reduction efforts and projected increases in revenues will provide sufficient cash flows necessary for the Company to meet liquidity needs over the next twelve-month period.

2.   Significant accounting policies:

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from these estimates.

     Inventories:

     Inventories, which consist of electrical controls and panels, are valued at the lower of cost (using the first-in, first-out method of accounting) or market. Inventories at December 31, 2002 and April 30, 2003, primarily consist of finished goods, which include raw material, labor and manufacturing overhead.

     Property and equipment:

     Property and equipment is recorded at cost. Depreciation is calculated using accelerated methods over the estimated five-year useful lives of the assets. Equipment under capital leases is stated at the lower of fair value or the net present value of the minimum lease payments at the inception of the lease. Repairs, maintenance and minor renewals are charged to expense as incurred.

     The Company assesses the carrying values of its long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used in operations are considered impaired if the sum of expected undiscounted future cash flows is less than the assets' carrying amount. If impairment is indicated, the loss is measured based on the amount by which the assets' carrying amount exceeds fair value. Based on its review, the Company's management does not believe that any impairment has occurred at December 31, 2002 (or at April 30, 2003, unaudited).

     Fair value of financial instruments:

     The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate methodologies; however, considerable judgment is required in interpreting information necessary to develop these estimates. Accordingly, the Company's estimates of fair values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

     The fair values of cash, accounts receivable, and accounts payable approximate their carrying amounts because of the short maturities of these instruments. The fair values of advances to employees, officers/stockholders and related parties are not practicable to estimate, based upon the related party nature of the underlying transactions.

     The fair values of the bank credit facility and long-term debt approximate their carrying values based on the short maturities of the instruments and/or market rates currently available to the Company.

     Revenue recognition:

     Revenues from product sales are recorded at the time the goods are shipped. Service revenues are recognized at the time the service is performed.

     Income taxes:

     Through the date of the AMCi acquisition, the Company had elected S Corporation status and was not subject to income taxes. Instead, each stockholder was taxed on a proportionate share of the Company's taxable income, whether or not distributed. Therefore, the financial statements do not reflect a provision for income taxes prior to the acquisition.

     For periods subsequent to the AMCi acquisition date, the Company will be a member of a consolidated group for federal income tax purposes, and therefore will share in consolidated current and deferred tax expense (benefit), which will be allocated among each member of the group. Deferred tax assets and liabilities will be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities will be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the statement of operations in the period that includes the enactment date.

     From the date of the AMCi acquisition through April 30, 2003, the Company incurred no income tax expense (benefit) and has no net deferred tax assets as a result of the application of a valuation allowance.

         Recently issued accounting standards:

     In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes a new standard on how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Under previous guidance, issuers could account for many of those instruments as equity. SFAS No. 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company believes that the adoption of SFAS No. 150 will not have a material impact on its results of operations or financial condition.

     In January 2003, the FASB issued SFAS Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity ("VIE") to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities or is entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to VIEs created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for VIEs created prior to February 1, 2003. The Company is currently evaluating the provisions of FIN 46, but does not expect that the adoption of FIN 46 will have an impact on the financial condition or results of operations of the Company, as the Company does not have any VIEs.

     In November 2002, the FASB issued SFAS Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. The Company does not expect that the adoption of FIN 45 will have an impact on the Company's financial condition or results of operations, as the Company has made no guarantees.

3. Concentrations of credit risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk are principally trade accounts receivable. The Company performs periodic credit evaluations of each customer's financial condition, and the Company maintains an allowance for doubtful accounts that management believes is sufficient to cover potential credit losses. The allowance was $24,000 at December 31, 2002 and at April 30, 2003 (unaudited).

     Two customers (one located in Texas and one in Wyoming) accounted for approximately 20% and 48% of total sales in 2002 and 20% and 59% of total sales in 2001. These two customers accounted for approximately 33% and 23% of total sales during the four months ended April 30, 2003 (unaudited) and 29% and 56% of total sales during the four months ended April 30, 2002 (unaudited).

     The Company purchased approximately 79% (48%, 16% and 15% from each) of its raw materials from three suppliers located in Texas during the year ended December 31, 2001. The Company purchased approximately 64% (54% and 10% each) of its raw materials from two suppliers in Texas during the year ended December 31, 2002. The Company purchased 74% from one supplier during the four months ended April 30, 2003, and 63% from three suppliers (28%, 25% and 10% each) during the four months ended April 30, 2002 (unaudited). Although management believes that other suppliers could provide similar products under substantially equivalent terms, a change in suppliers could cause delays in product delivery.

4.   Property and equipment:

     Property and equipment consists of the following at December 31, 2002 and April 30, 2003:

                                                                     December 31,            April 30,
                                                                         2002                  2003
                                                                  ------------------    ------------------
                                                                                            (Unaudited)

         Equipment                                                $           85,943    $           85,943
         Furniture and fixtures                                              120,114               127,781
         Vehicles                                                            270,319               293,937
                                                                  ------------------    ------------------
                                                                             476,376               507,661
         Less accumulated depreciation                                       319,737               336,325
                                                                  ------------------    ------------------

         Total                                                    $          156,639    $          171,336
                                                                  ==================    ==================

5. Advances to employees, officers/stockholders and related parties:

     In the normal course of operations, the Company makes unsecured, non-interest bearing advances to employees. At December 31, 2002 and April 30, 2003, advances to employees are $47,402 and $42,611 (unaudited), respectively, which are due on demand.

     On occasion, the Company also makes unsecured, non-interest bearing advances to officers/stockholders of the Company and companies owned by officers of the Company. Because these advances are typically not collected during the ordinary business cycle, the Company presents these advances as a component of stockholders' equity (deficit). At January 1, 2001, these advances totaled $156,743. During 2001, the Company advanced an additional $172,405 and received $49,988, and during 2002, the Company advanced an additional $84,372 and received $59,606. During the four months ended April 30, 2003, the Company advanced $27,391 (unaudited) and received $2,450 (unaudited). These advances are due on demand.

6.   Bank credit facility:

     The Company has a credit facility with a bank, in which the Company may assign and sell to the bank, up to $810,000 of accounts receivable, subject to finance fees and cash reserve requirements. Receivables that remain unpaid after 90 days are to be repurchased by the Company. The bank has also advanced Funds to the Company based on receivables retained by the company. At December 31, 2002 and April 30, 2003, the Company owes $730,705 and $807,755 (unaudited) under this credit agreement, which primarily represents advances made to the Company based on receivables retained by the Company. The credit facility expires in September 2003. The balance is due on demand and is collateralized by restricted cash, receivables, and other financial instruments, contract rights and general intangibles. The credit agreement is also guaranteed by an officer of the Company.

     The bank requires that the Company maintain a minimum cash reserve balance equivalent to at least 10% of the outstanding balance on the credit facility which the bank may adjust at its discretion. At December 31, 2002 and April 30, 2003, the cash reserve balance is $74,173 and $100,468 (unaudited), respectively, which is presented as restricted cash in the accompanying balance sheets.

     The bank also charges a finance fee which is applied to sales invoices submitted to the bank for funding under the credit facility. Through October 2001, the finance fee was 3.2% of the invoice amount, and was changed to 2.5% for periods subsequent to October 2001. Finance fees incurred by the Company are presented in interest expense in the accompanying statements of operations. The effective rate of interest incurred by the Company under the bank credit facility was approximately 8% and 19% during the years ended December 31, 2002 and 2001, respectively, and 4% (unaudited) and 14% (unaudited) during the four months ended April 30, 2003 and 2002, respectively.

7.   Long-term debt:

     Bank term loans:

     The Company has a term loan with a bank that bears interest at prime rate plus 2% (6.25% at December 31, 2002 and April 30, 2003, unaudited), and that is collateralized by the majority of the Company's assets. The outstanding balance on this loan at December 31, 2002 and April 30, 2003, was $355,754 and $344,889 (unaudited), respectively. This term loan matured in May 2003 and is now payable on demand, and is subject to a post-maturity interest rate not to exceed 18%.

     The Company also has a 10.5% term loan with the same bank, which is due in March 2004, and which is collateralized by vehicles and equipment. The outstanding balance on this loan at December 31, 2002 and April 30, 2003 was $8,911 and $7,760 (unaudited), respectively.

     Vehicle financing notes and other obligations:

     At December 31, 2002 and April 30, 2003, the Company has approximately $87,355 and $91,847 (unaudited), respectively, of notes payable which are collateralized by vehicles. These notes bear interest at rates ranging from 8.25% to 14.9% and mature at various dates through April 2008.

     In addition, at December 31, 2002 and April 30, 2003, the Company has other short-term financing obligations of $25,045 and $6,291 (unaudited), respectively. These obligations are unsecured, bear interest at rates ranging from 8.75% to 20%, and mature at various dates through August 2003.

     Related party advances payable:

     At December 31, 2002 and April 30, 2003, the Company has unsecured, non-interest bearing advances payable to an officer of the Company and a company owned by an officer of the Company which total $8,035 (unaudited at April 30, 2003). These payables are due on demand.

     Aggregate annual maturities of bank term loans, vehicle financing notes and other obligations, and related party advances payable are as follows as of December 31, 2002:

                     Years ending
                     December 31,                                      Amount
                     ------------                                ---------------

                        2003                                      $      426,054
                        2004                                              32,736
                        2005                                              17,346
                        2006                                               2,898
                        Thereafter                                         6,066
                                                                  --------------

                                                                  $      485,100

8. Commitments and contingencies:

     Capital leases:

     The Company has entered into leases for certain equipment, which have been classified as capital leases. These leases expire in various years through 2005. The assets and liabilities under capital leases are recorded at the lower of the present value of the future minimum lease payments or the fair value of the assets. At December 31, 2002 and April 30, 2003, approximately $20,000 and $28,000 (unaudited) of equipment is recorded under capital leases. Accumulated amortization of assets under capital leases was approximately $2,400 and $4,000 (unaudited) at December 31, 2002 and April 30, 2003, respectively.

     Future minimum lease payments under capital lease agreements are as follows as of December 31, 2002:

                  Years ending
                  December 31:                                 Amount
                  ------------                           -----------------
                      2003                               $           7,987
                      2004                                           7,763
                      2005                                           4,433
                                                         -----------------
                  Total future payments                             20,183
                  Less amounts representing interest                 2,732
                                                         -----------------
                  Present value of future payments                  17,451
                  Less current portion                               6,536
                                                         -----------------

                  Non-current portion                    $          10,915
                                                         =================

     Operating leases:

         Prior to September 2001, the Company leased its facilities from an officer of the Company for approximately $600 per month. In September 2001, the Company relocated and began leasing office and production facilities from a third party for $1,500 per month under a one-year lease agreement which expired in September 2002. In October 2002, the land and building was purchased by the president of the Company, and the Company began leasing the facilities from the president on a month-to-month basis for $4,250 per month, beginning January 2003. The Company also leases facilities in Wyoming under an operating lease that expires in November 2003. Payments under this lease are $600 per month.

         Rent expense for the years ended December 31, 2002 and 2001 was approximately $21,000 and $14,000, respectively. Rent expense for the four months ended April 30, 2003 and 2002, was approximately $10,000 (unaudited) and $8,000 (unaudited), respectively.

         Terms of the AMCi purchase agreement provide that the president is to contribute to the Company, approximately 4.5 acres of land and a 10,000 square foot office building occupied by the Company (with an estimated fair value of approximately $110,000) and for the Company to assume the related first mortgage indebtedness of approximately $108,000. The mortgage note bears interest at 8.25% and was due in April 2003. Past due principal and interest are due on demand and bear interest at 18%. As of April 30, 2003, the land and building have not been contributed to the Company, pending an appraisal of the property and approval from the mortgage holder regarding the assignment of the mortgage to the Company.